Exhibit 99.1

Primis Financial Corp. Reports Diluted Earnings per Share from Continuing Operations of $0.25 for the Third Quarter of 2021

Declares Quarterly Cash Dividend of $0.10 Per Share

MCLEAN, Va., Oct. 28, 2021 /PRNewswire/ -- Primis Financial Corp. (NASDAQ: FRST) ("Primis" or the "Company"), and its wholly-owned subsidiary Primis Bank (the "Bank"), today reported net income of $3.9 million for the quarter ended September 30, 2021, compared to $10.3 million for the quarter ended June 30, 2021. Earnings per share for the three months ended September 30, 2021 were $0.16 on a basic and diluted basis, compared to $0.42 basic and diluted for the three months ended June 30, 2021.

Earnings for the nine months ended September 30, 2021 were $23.6 million compared to $14.3 million for the nine months ended September 30, 2020. Earnings per share for the nine months ended September 30, 2021 were $0.97 basic and $0.96 diluted, compared to $0.59 basic and diluted for the nine months ended September 30, 2020.

As previously disclosed, on September 23, 2021, Primis Bank announced that it entered into an agreement with Southern Trust Mortgage ("STM"), whereby STM intends to purchase all of the Bank's common membership interests and a portion of the Bank's preferred interests in STM for a combination of cash and a promissory note. The transaction is expected to close in the fourth quarter of 2021. At closing, STM will continue to be a borrower of the Bank, but the Bank will no longer be a minority owner of STM. The Company will also no longer accrue earnings related to the Bank's common membership interests in STM. The Company recorded a pre-tax charge of approximately $2.9 million related to the transaction in the third quarter of 2021. The investment in STM has been classified as a discontinued operation and prior period financial information has been retrospectively adjusted for the impact of the transaction.

The Board of Directors also announced and declared a dividend of $0.10 per share payable on November 26, 2021 to shareholders of record on November 12, 2021. This is Primis' fortieth consecutive quarterly dividend.

Highlights for the three months ended September 30, 2021

  Net income from continuing operations totaled $6.2 million, or $0.25 per basic and diluted share, compared to $8.8 million, or $0.36 per basic and diluted share in the second quarter of 2021.
  Total assets at the end of the third quarter of 2021 were $3.45 billion, an increase of 9.5% versus the year ago period.
  Gross loans, excluding PPP, balances grew an annualized 24% during the third quarter of 2021.
  Total deposits increased to $2.81 billion at September 30, 2021, higher by 26.7% compared to the same period in 2020.
  Non-interest bearing demand deposits increased to $535.7 million or 19.1% of total deposits while time deposits continued shrinking to 13.4% of total deposits at September 30, 2021.
  Net income from continuing operations, pre-tax pre-provision earnings from continuing operations(1) and pre-tax pre-provision operating earnings from continuing operations(1) were $6.2 million, $8.5 million and $8.5 million, respectively, for the third quarter of 2021, versus $8.8 million, $7.2 million and $7.2 million, respectively, for the second quarter of 2021.
  Return on average assets from continuing operations of 0.72% for the quarter ended September 30, 2021 versus 1.05% for the quarter ended June 30, 2021.
  Operating return on average assets from continuing operations (1) of 0.72% for the quarter ended September 30, 2021 versus 1.05% for the quarter ended June 30, 2021.
  Pre-tax, pre-provision return on average assets from continuing operations(1) and pre-tax, pre-provision operating return on average assets from continuing operations (1) of 0.98% for the third quarter of 2021, compared to 0.86%, in the second quarter of 2021.
  Provision for credit losses of $1.1 million for the third quarter of 2021 versus a negative provision of $4.2 million for the second quarter of 2021.
  Allowance for credit losses to total loans (excluding PPP balances) of 1.40% at September 30, 2021 versus 1.52% at June 30, 2021 and 1.18% at September 30, 2020.
  Cost of deposits declined to 0.45% for the third quarter of 2021 compared to 0.50% for the second quarter of 2021 and 0.80% for the third quarter of 2020.
  Book value per share of $16.63 and tangible book value per share(1) of $12.28 at September 30, 2021, representing an increase of $0.67 and $0.75, respectively, from a year ago despite a significant build in the allowance for credit losses and $0.40 in dividends paid over the last twelve months.

Dennis J. Zember, Jr., President and Chief Executive Officer commented, "Our efforts over the last year or so to build stronger commercial lending teams and niche lines of business paid off during the quarter as we posted very strong loan growth. Additionally, our pipelines encourage us about the coming quarters that we can sustain growth rates that can rapidly put our excess liquidity to work with only minimal levels of incremental operating expenses. We continue to search for niche lines of business on the deposit and loan side that can augment our long-term growth rates and are pleased to announce our entry into Life Insurance Premium Finance. During the quarter we recruited a team of sales, technology and operations leaders with substantial experience in the sector to rapidly build a division focused on this top tier asset."

Commenting on the Company's digital bank development, Mr. Zember stated, "On November 15 of this year, we are rolling out our digital bank to consumers with full checking and savings offerings. This initial offering will be directed towards 'family and friends' until late December when we will begin offering the digital bank in a much broader sense. Development on expanded consumer and full commercial deposit services are already underway and likely something that we will introduce during the first quarter."

Net Interest Income

Net interest income increased 6.5% to $23.2 million for the three months ended September 30, 2021 from $21.8 million for the three months ended June 30, 2021. The Company's reported net interest margin for the third quarter was 2.87% compared to 2.80% in the second quarter of 2021. Net PPP fee income recognized was $2.7 million for the three months ended September 30, 2021 versus $1.8 million for the prior quarter. Excluding net PPP fees, net interest income was $20.5 million for the three months ended September 30, 2021 versus $20.0 million in the second quarter of 2021, an increase of 2.8%. Net interest margin excluding the effects of PPP loans(1) was 2.66% in the third quarter of 2021, down eleven basis points from 2.77% linked-quarter. Net interest margin, excluding the effects of PPP loans, continues to be negatively impacted by unusually high cash balances at the Bank. Average balances of cash and equivalents were $675.6 million in the third quarter of 2021, up from $563.9 million in the second quarter of 2021.

Yield on loans for the third quarter of 2021, excluding the effect of PPP loans, was 4.35%(1) compared to 4.46%, respectively, in the second quarter of 2021. Efforts to improve the momentum on loan production and core loan growth has resulted in better results with very little impact to overall loan yields. Management believes it can continue to achieve its robust loan growth goals without substantial dilution to overall portfolio yields and without subjecting the company to increased interest rate risk.

The Company's efforts on deposit sales and growth continue to focus on growth in lower cost deposit types. Management has continued to adjust deposit rates lower throughout the current interest rate environment and believes some small additional savings can be achieved. Management believes additional savings can be achieved in the overall cost of funds but wants to stay slightly ahead of its peers and continue driving outsized increases in total deposits, believing that the momentum on loan growth and lending strategies will use the liquidity in short order.

Noninterest Income

During the three months ended September 30, 2021, Primis had non-interest income of $2.7 million, compared to $2.6 million for the three months ended June 30, 2021. This excludes the pre-tax charge of approximately $2.9 million in the third quarter of 2021 and equity gains in prior periods related to STM which are now recorded in discontinued operations. Recoveries related to acquisition-related previously charged-off loans and investment securities also increased $257 thousand from the second quarter of 2021 to $481 thousand in the third quarter of 2021.

Noninterest Expense

Noninterest expense was $16.9 million for the three months ended September 30, 2021, compared to $17.4 million for the three months ended June 30, 2021. Included in noninterest expense is unfunded commitment reserve recovery in the third quarter of 2021 of $470 thousand and reserve for unfunded commitment expense of $149 thousand in the second quarter of 2021. Excluding these items, noninterest expense for the three months ended September 30, 2021 was $17.4 million, an increase of $120 thousand from the second quarter of 2021.

As the Company progresses in to 2022, management believes that incremental increases in noninterest expense will include the costs of the new digital banking effort as well as a slower build on leadership roles that has occurred in 2021. Repositioning some existing positions, consolidating some of its branch infrastructure and several other strategies are anticipated to offset some of the known increases and hold the overall growth rate to low single digits.

Loan Portfolio and Asset Quality

Loans outstanding increased to $2.31 billion at September 30, 2021, compared to $2.29 billion at June 30, 2021 and decreased from $2.52 billion at September 30, 2020. Excluding PPP loans, loans outstanding have increased $122.1 million since June 30, 2021, a growth rate of 5.9% or approximately 24% annualized. An intense focus on building credit relationships, increased traction with new loan officers that joined early this year and increasing momentum from our Panacea Division all contributed to growth this quarter. The Company believes these factors will continue to drive loan growth at mid-teens or higher rates through the end of 2022.

The Company ended the third quarter of 2021 with $7.0 million of loans on deferral, or 0.3% of total loans excluding PPP loans, down from $26.0 million of loans on deferral at June 30, 2021. Nonperforming assets, excluding portions guaranteed by the SBA, were 0.47% of total assets at September 30, 2021, compared to 0.43% of total assets at June 30, 2021. Loans rated substandard or doubtful increased $4.1 million in the third quarter versus the linked-quarter, primarily due to the downgrade of one relationship.

The allowance for credit losses was $30.4 million at September 30, 2021, down 2.8% from $31.3 million at June 30, 2021 and up 17.9% from $25.8 million at September 30, 2020. The Company recorded a provision of $1.1 million in the third quarter, primarily as a result of robust loan growth for the quarter. As a percentage of loans (excluding PPP), the allowance declined to 1.40% at the end of the third quarter of 2021 versus 1.52% as of June 30, 2021 due to improving economic fundamentals. Annualized net charge-offs as a percentage of average loans were 34 basis points in the third quarter of 2021 versus net recoveries of ten basis points in the prior quarter. Net charge-offs in the third quarter were largely driven by the write-off of loans rated doubtful in the second quarter of 2021 for which reserves had already been established.

Deposits

Total deposits increased to $2.81 billion at September 30, 2021, compared to $2.75 billion at June 30, 2021 and $2.22 billion at September 30, 2020. The Company continues to aggressively pursue improvement in the funding mix with an emphasis on core deposits. During the quarter, CDs declined by $14.0 million while core deposits (demand, NOW, money market and savings) increased $70.0 million linked-quarter. Time deposits represented approximately 13% of total deposits at September 30, 2021, down from 14% at June 30, 2021 and 25% at September 30, 2020.

Shareholders' Equity

Book value per share as of September 30, 2021 was $16.63, an increase of $0.04 since June 30, 2021 and $0.67 since September 30, 2020. Tangible book value per share(1) at the end of the third quarter of 2021 was $12.28, an increase of $0.06 since June 30, 2021 and $0.75 since September 30, 2020. Shareholder's equity was $408.6 million, or 11.8% of total assets at September 30, 2021. Tangible common equity(1) at September 30, 2021 was $301.9 million, or 9.02% of tangible assets(1).

Panacea Financial Division Update

During the third quarter, the Bank's Panacea Financial Division ("Panacea" or the "Division") saw a forty percent linked-quarter increase in consumer loan and deposit applications which led to accelerating growth, including early momentum within its recently launched Practice Solutions division. Also during the quarter, Panacea announced partnerships with three national and state medical associations. Additionally, Panacea launched its In-Training Medical/Dental School Loan Refinance product which allows physicians and dentists that are in training the opportunity to refinance their student debt at a lower interest rate, while benefiting from affordable monthly payments during training. The Division is on track to expand to veterinarians by November 30, 2021 and, when combined with the expiration of the forbearance period under the CARES Act on January 31, 2022 related to student loans, the Division is optimistic for robust consumer growth in 2022. Panacea closed its first commercial loans in September within its Practice Solutions division and is actively recruiting experienced commercial healthcare bankers and a credit team with deep industry subject matter expertise. Lastly, the Panacea Financial Foundation awarded $25,000 in scholarships to five underrepresented minority medical students during the third quarter of 2021. Importantly, on October 22, 2021, the Internal Revenue Service granted the Panacea Financial Foundation tax-exempt status as a 501(c)(3) which allows the Foundation to raise additional donations from organizations, customers, and other external parties who also share in their passion for strengthening the underrepresented ethnic and racial minority pipeline of doctors. More information can be found at www.panaceafinancial.com.

About Primis Financial Corp.

As of September 30, 2021, Primis had $3.45 billion in total assets, $2.31 billion in total loans and $2.81 billion in total deposits. Primis Bank, the Company's banking subsidiary, provides a range of financial services to individuals and small- and medium-sized businesses through forty full-service branches in Virginia and Maryland and through certain internet and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	6830 Old Dominion Drive
Phone: (703) 893-7400	McLean, VA 22101

Primis Financial Corp., NASDAQ Symbol FRST
Website: www.primisbank.com

Conference Call

The Company's management will host a conference call to discuss its third quarter results Friday, October 29, 2021 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://www.webcaster4.com/Webcast/Page/2742/43176. Participants may also call 1-888-346-2613 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available through November 5, 2021 by calling 1-877-344-7529 and providing Replay Access Code 10161016.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income from continuing operations adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings from continuing operations; operating return on average assets from continuing operations; pre-tax pre-provision operating return on average assets from continuing operations; operating return on average equity from continuing operations; operating return on average tangible equity from continuing operations; operating efficiency ratio from continuing operations; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and net interest margin excluding PPP loans are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term "operating" to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis' performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; statements regarding the effects of the COVID-19 pandemic and related variants on our business and financial results and conditions; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company's ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial Division and announced new digital bank; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to the COVID-19 pandemic; changes in management's plans for the future; credit risk associated with our lending activities; changes in interest rates, inflation, loan demand, real estate values, or competition; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic; the impact of the COVID-19 pandemic on the Company's assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2020, under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," and in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

(1) Non-GAAP financial measure. Please see "Reconciliation of Non-GAAP Items"in the financial tables for more information and for a reconciliation to GAAP.

Primis Financial Corp.
Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For Three Months Ended:					Variance - 3Q 2021 vs.				For Nine Months Ended:		Variance

Selected Performance Ratios:	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2021		3Q 2020		3Q 2021	3Q 2020	YTD
Return on average assets from continuing operations	0.72%	1.05%	1.06%	0.91%	0.83%	(34)	bps	(12)	bps	0.94%	0.35%	59	bps
Operating return on average assets from continuing operations(1)	0.72%	1.05%	1.08%	0.58%	0.83%	(34)		(12)		0.94%	0.55%	39
Pre-tax pre-provision operating return on average assets from continuing operations(1)	0.98%	0.86%	1.29%	1.23%	1.30%	12		(31)		1.02%	1.43%	(41)
Return on average equity from continuing operations	6.01%	8.81%	8.57%	7.19%	6.74%	(280)		(73)		7.77%	2.71%	506
Operating return on average equity from continuing operations(1)	6.01%	8.81%	8.73%	4.57%	6.74%	(280)		(73)		7.77%	4.20%	356
Operating return on average tangible equity from continuing operations(1)	8.13%	12.03%	12.00%	6.32%	9.37%	(390)		(124)		10.60%	5.87%	473
Cost of funds	0.57%	0.66%	0.78%	0.93%	0.83%	(9)		(26)		0.68%	1.05%	(37)
Net interest margin	2.87%	2.80%	3.41%	3.58%	3.18%	7		(31)		3.02%	3.27%	(25)
Gross loans to deposits	82.46%	83.11%	88.95%	100.32%	113.86%	(1)	pts	(31)	pts	82.46%	113.86%	(31)	pts
Efficiency ratio from continuing operations	65.25%	71.24%	66.20%	59.75%	60.08%	(6)		517		67.46%	65.36%	210
Operating efficiency ratio from continuing operations(1)	65.25%	71.24%	65.47%	59.75%	60.08%	(6)		517		67.46%	58.21%	925

Per Share Data:
Earnings per share from continuing operations - Basic	$ 0.25	$ 0.36	$ 0.35	$ 0.29	$ 0.27	(30.57)%		(7.41)%		$ 0.96	$ 0.32	200.00%
Earnings per share from discontinued operations - Basic	$ (0.09)	$ 0.06	$ 0.04	$ 0.08	$ 0.13	(249.58)%		(169.23)		$ 0.01	$ 0.27	(96.30)
Earnings per share - Basic	$ 0.16	$ 0.42	$ 0.40	$ 0.37	$ 0.40	(61.93)%		(60.00)		$ 0.97	$ 0.59	64.41
Earnings per share from continuing operations - Diluted	$ 0.25	$ 0.36	$ 0.34	$ 0.29	$ 0.27	(30.10)		(6.71)		$ 0.95	$ 0.32	196.88
Earnings per share from discontinued operations - Diluted	$ (0.09)	$ 0.06	$ 0.04	$ 0.08	$ 0.12	(250.59)		(178.02)		$ 0.01	$ 0.27	(96.30)
Earnings per share - Diluted	$ 0.16	$ 0.42	$ 0.38	$ 0.37	$ 0.39	(61.67)%		(59.32)		$ 0.96	$ 0.59	62.71
Book value per share	$ 16.63	$ 16.59	$ 16.22	$ 16.03	$ 15.96	0.24		4.20		$ 16.63	$ 15.96	4.20
Tangible book value per share(1)	$ 12.28	$ 12.22	$ 11.84	$ 11.60	$ 11.53	0.49		6.50		$ 12.28	$ 11.53	6.50
Cash dividend per share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.10	-		-		$ 0.30	$ 0.30	-
Weighted average shares outstanding - Basic	24,474,104	24,450,916	24,349,884	24,272,312	24,270,455	0.09		0.84		24,425,416	24,228,543	0.81
Weighted average shares outstanding - Diluted	24,634,384	24,616,824	24,509,052	24,401,037	24,375,383	0.07		1.06		24,582,680	24,349,995	0.96
Shares outstanding at end of period	24,574,619	24,537,269	24,532,795	24,368,612	24,368,853	0.15%		0.84%		24,574,619	24,368,853	0.84%

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.47%	0.43%	0.41%	0.47%	0.53%	5	bps	(5)	bps	0.47%	0.53%	(5)	bps
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.34%	(0.10%)	0.01%	0.13%	(0.02%)	44		37		0.00%	0.00%	-
Allowance for credit losses to total loans	1.31%	1.37%	1.46%	1.49%	1.02%	(5)		29		1.31%	1.02%	29
Allowance for credit losses to total loans (excluding PPP loans)	1.40%	1.52%	1.70%	1.71%	1.18%	(13)		21		1.40%	1.18%	22

Capital Ratios:
Tangible common equity to tangible assets(1)	9.02%	9.12%	9.01%	9.49%	9.22%	(10)	bps	(20)	bps
Leverage ratio (2)	9.15%	9.38%	9.61%	9.69%	9.28%	(23)		(13)
Common equity tier 1 capital ratio (2)	13.85%	13.77%	13.64%	13.05%	12.58%	9		127
Tier 1 risk-based capital ratio (2)	14.31%	14.23%	14.11%	13.52%	13.03%	8		128
Total risk-based capital ratio(2)	19.60%	19.52%	19.48%	19.58%	18.87%	8		73

(1) See Reconciliation of Non-GAAP financial measures.
(2)September 30, 2021 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.
(Dollars in thousands)	As Of :					Variance - 3Q 2021 vs.

Condensed Consolidated Balance Sheets (unaudited)	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2021	3Q 2020
Assets
Cash and cash equivalents	$ 650,746	$ 620,839	$ 480,280	$ 196,185	$ 149,272	4.82%	NM %
Investment securities-available for sale	206,821	201,977	170,216	153,233	157,896	2.40	30.99
Investment securities-held to maturity	26,412	28,669	33,180	40,721	49,323	(7.87)	(46.45)
Loans receivable, net of deferred fees	2,314,584	2,286,355	2,391,529	2,440,496	2,523,709	1.23	(8.29)
Allowance for credit losses	(30,386)	(31,265)	(34,893)	(36,345)	(25,779)	(2.81)	17.87
Net loans	2,284,198	2,255,090	2,356,636	2,404,151	2,497,930	1.29	(8.56)
Stock in Federal Reserve Bank and Federal Home Loan Bank	15,521	15,521	15,521	16,927	16,927	-	(8.31)
Equity method investment in mortgage affiliate - held for sale	9,750	12,649	13,912	12,652	13,238	(22.92)	(26.35)
Preferred investment in mortgage affiliate - held for sale	300	300	300	300	300	-	-
Preferred investment in mortgage affiliate	3,005	3,005	3,005	3,005	3,005	-	-
Bank premises and equipment, net	30,686	30,099	30,076	30,306	30,679	1.95	0.02
Operating lease right-of-use assets	6,331	6,386	6,947	7,511	7,033	(0.86)	(9.98)
Intangible assets	106,757	107,098	107,439	107,780	108,122	(0.32)	(1.26)
Bank-owned life insurance	66,336	65,949	65,569	65,409	65,015	0.59	2.03
Other real estate owned	1,312	1,274	2,255	3,078	5,388	2.98	(75.65)
Deferred tax assets, net	13,571	14,442	14,702	14,646	14,477	(6.03)	(6.26)
Accrued interest receivable	13,643	13,028	18,197	19,998	21,076	4.72	(35.27)
Other assets	17,028	18,825	12,235	12,771	14,892	(7.95)	16.36
Total assets	$ 3,452,417	$ 3,395,151	$ 3,330,470	$ 3,088,673	$ 3,154,573	1.70%	9.45%

Liabilities and stockholders' equity
Demand deposits	$ 535,706	$ 525,244	$ 511,611	$ 440,674	$ 467,581	1.99%	14.57%
NOW accounts	921,667	912,666	821,746	714,752	472,553	0.99	95.04
Money market accounts	758,259	714,759	713,968	603,318	534,899	6.09	41.76
Savings accounts	216,470	209,441	202,488	183,814	179,756	3.36	20.42
Time deposits	374,965	388,954	438,773	490,048	561,685	(3.60)	(33.24)
Total deposits	2,807,067	2,751,064	2,688,586	2,432,606	2,216,474	2.04	26.65
Securities sold under agreements to repurchase - short term	13,348	12,521	16,445	16,065	16,181	6.60	(17.51)
Federal Home Loan Bank advances	100,000	100,000	100,000	100,000	100,000	-	-
PPPLF Advances	-	-	-	-	283,906	-	(100.00)
Subordinated notes	95,442	95,404	95,367	115,329	115,378	0.04	(17.28)
Operating lease liabilities	7,000	7,014	7,629	8,238	7,800	(0.20)	(10.26)
Other liabilities	20,931	22,208	24,457	25,881	25,851	(5.75)	(19.03)
Total liabilities	3,043,788	2,988,211	2,932,484	2,698,119	2,765,590	1.86	10.06
Stockholders' equity	408,629	406,940	397,986	390,554	388,983	0.42	5.05
Total liabilities and stockholders' equity	$ 3,452,417	$ 3,395,151	$ 3,330,470	$ 3,088,673	$ 3,154,573	1.69%	9.44%

Tangible common equity(1)	$ 301,872	$ 299,842	$ 290,547	$ 282,774	$ 280,861	0.68%	7.48%

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 3Q 2021 vs.		For Nine Months Ended:		Variance

Condensed Consolidated Statement of Operations (unaudited)	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2021	3Q 2020	3Q 2021	3Q 2020	YTD
Interest and dividend income	$ 27,801	$ 26,631	$ 30,308	$ 31,919	$ 28,707	4.39%	(3.16)%	$ 84,740	$ 85,860	(1.30)
Interest expense	4,594	4,831	5,353	6,265	5,709	(4.91)	(19.53)	14,778	19,874	(25.64)
Net interest income	23,207	21,800	24,955	25,654	22,998	6.45	0.91	69,962	65,986	6.03
Provision for (recovery of) credit losses	1,085	(4,215)	(1,372)	3,101	2,000	(125.74)	(45.75)	(4,502)	16,349	(127.54)
Net interest income after provision for (recovery of) credit losses	22,122	26,015	26,327	22,553	20,998	(14.96)	5.35	74,464	49,637	50.02
Account maintenance and deposit service fees	1,843	1,784	1,817	1,700	1,633	3.31	12.86	5,444	4,820	12.95
Income from bank-owned life insurance	387	379	386	394	394	2.11	(1.78)	1,152	1,165	(1.12)
Realized losses on sales of investment securities	-	-	-	(620)	-	-	-	-	-	-
Recoveries on loans and securities charged-off prior to acquisition	481	224	79	3,793	288	114.73	67.01	784	2,707	(71.04)
Other	(26)	229	220	129	130	(111.35)	(120.00)	423	574	(26.31)
Noninterest income	2,685	2,616	2,502	5,396	2,445	2.64	9.82	7,803	9,266	(15.79)
Employee compensation and benefits	9,032	8,810	9,372	9,211	7,817	2.52	15.54	27,214	27,464	(0.91)
Occupancy and equipment expenses	2,523	2,311	2,355	2,114	2,151	9.17	17.29	7,189	6,753	6.46
Amortization of core deposit intangible	341	341	341	341	341	-	-	1,023	1,023	-
Virginia franchise tax expense	732	759	675	613	615	(3.56)	19.02	2,166	1,844	17.46
Data processing expense	1,003	1,016	799	814	701	(1.28)	43.08	2,818	2,364	19.20
Telecommunication and communication expense	415	414	522	378	382	0.24	8.64	1,351	1,119	20.73
Net (gain) loss on other real estate owned	-	77	(60)	905	(16)	100.00	-	17	55	(69.09)
Professional fees	1,208	1,289	1,287	1,166	1,494	(6.28)	(19.14)	3,784	3,560	6.29
Other expenses	1,640	2,376	2,885	3,012	1,779	(30.98)	(7.81)	6,901	5,004	37.91
Noninterest expense	16,894	17,393	18,176	18,554	15,264	(2.87)	10.68	52,463	49,186	6.66
Income from continuing operations before income taxes	7,913	11,238	10,653	9,395	8,179	(29.59)	(3.25)	29,804	9,717	206.72
Income tax expense	1,697	2,434	2,301	2,358	1,647	(30.29)	3.05	6,438	1,956	229.07
Income from continuing operations	6,216	8,804	8,352	7,037	6,532	(29.39)	(4.84)	23,366	7,761	201.09
Income (loss) from discontinued operations before income taxes	(2,899)	1,878	1,315	2,571	3,826	(254.37)	(175.77)	294	8,218	(96.42)
Income tax expense (benefit)	(622)	407	284	645	770	(252.91)	(180.75)	63	1,655	(96.19)
Income (loss) from discontinued operations	(2,277)	1,471	1,031	1,926	3,056	(254.77)	(174.52)	231	6,563	(96.48)
Net income	$ 3,939	$ 10,275	$ 9,383	$ 8,963	$ 9,588	(61.66)%	(58.92)%	$ 23,597	$ 14,324	64.74

(1) See Reconciliation of Non-GAAP financial measures.
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	As Of:					Variance - 3Q 2021 vs.

Loan Portfolio Composition	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2021	3Q 2020
Loans secured by real estate:
Commercial real estate - owner occupied	$ 421,940	$ 417,489	$ 421,666	$ 436,338	$ 416,446	1.07%	1.32%
Commercial real estate - non-owner occupied	631,423	563,114	567,945	602,191	603,891	12.13	4.56
Secured by farmland	10,721	11,861	12,351	13,136	16,640	(9.61)	(35.57)
Construction and land development	109,763	109,719	104,661	103,401	120,108	0.04	(8.61)
Residential 1-4 family	531,556	516,475	515,518	559,299	581,949	2.92	(8.66)
Multi-family residential	153,310	130,221	136,914	107,130	107,529	17.73	42.58
Home equity lines of credit	75,775	80,262	85,160	91,857	97,870	(5.59)	(22.58)
Total real estate loans	1,934,488	1,829,141	1,844,215	1,913,352	1,944,433	5.76	(0.51)

Commercial loans	203,243	194,610	188,050	189,622	217,511	4.44	(6.56)
Paycheck Protection Program loans	140,465	234,315	335,210	314,982	338,473	(40.05)	(58.50)
Consumer loans	36,388	28,289	24,054	22,540	23,292	28.63	56.23
Loans receivable, net of deferred fees	$ 2,314,584	$ 2,286,355	$ 2,391,529	$ 2,440,496	$ 2,523,709	1.23%	(8.29)%

Loans by Risk Grade:
Pass, not graded	$ -	$ -	$ -	$ 533,287	$ 574,954	-%	(100.00)%
Pass Grade 1 - Highest Quality	789	1,054	955	778	891	(25.14)	(11.45)
Pass Grade 2 - Good Quality	153,834	247,664	348,836	332,251	375,861	(37.89)	(59.07)
Pass Grade 3 - Satisfactory Quality	1,248,233	1,142,784	1,110,453	627,270	878,031	9.23	42.16
Pass Grade 4 - Pass	841,451	823,866	853,234	872,604	660,630	2.13	27.37
Pass Grade 5 - Special Mention	25,008	29,844	33,661	29,809	14,132	(16.20)	76.96
Grade 6 - Substandard	45,269	39,613	44,390	44,497	19,210	14.28	135.65
Grade 7 - Doubtful	-	1,530	-	-	-	(100.00)	-
Grade 8 - Loss	-	-	-	-	-	-	-
Total loans	$ 2,314,584	$ 2,286,355	$ 2,391,529	$ 2,440,496	$ 2,523,709	1.23%	(8.29)%

(Dollars in thousands)	As Of or For Three Months Ended:

Asset Quality Information	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020
Allowance for Credit Losses:
Balance at beginning of period	$ (31,265)	$ (34,893)	$ (36,345)	$ (25,779)	$ (23,627)
Adoption of CECL	-	-	-	(8,292)	-
(Provision for) / recovery of allowance for credit losses	(1,085)	4,215	1,372	(3,101)	(2,000)
Net charge-offs	1,964	(587)	80	827	(152)
Ending balance	$ (30,386)	$ (31,265)	$ (34,893)	$ (36,345)	$ (25,779)

Reserve for Unfunded Commitments:
Balance at beginning of period	$ (1,599)	$ (1,450)	$ (740)	$ (55)	$ (55)
Adoption of CECL	-	-	-	(305)	-
(Expense for) / recovery of unfunded loan commitment reserve	470	(149)	(710)	(380)	-
Total Reserve for Unfunded Commitments	$ (1,129)	$ (1,599)	$ (1,450)	$ (740)	$ (55)

	As Of:					Variance - 2Q 2021 vs.

Non-Performing Assets:	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2021	3Q 2020
Nonaccrual loans	$ 18,352	$ 14,604	$ 14,251	$ 14,462	$ 15,270	25.66%	20.18%
Accruing loans delinquent 90 days or more	-	-	-	-	-	-	-
Total non-performing loans	18,352	14,604	14,251	14,462	15,270	25.66	20.18
Other real estate owned	1,312	1,274	2,255	3,078	5,388	2.98	(75.65)
Total non-performing assets	$ 19,664	$ 15,878	$ 16,506	$ 17,540	$ 20,658	23.84	(4.81)
SBA guaranteed portion of non-performing loans	$ 3,361	$ 1,380	$ 2,960	$ 3,076	$ 4,076	143.55	(17.54)

Troubled debt restructuring	$ 3,710	$ 2,766	$ 2,804	$ 987	$ 1,629	34.13	127.7
Loans deferred under COVID-19 modifications	$ 6,985	$ 25,977	$ 112,834	$ 122,010	$ 436,591	(73.11)%	(98.40)%

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 2Q 2021 vs.				For Nine Months Ended:		Variance

Average Balance Sheet	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2021		3Q 2020		3Q 2021	3Q 2020	YTD
Assets
Loans, net of deferred fees	$ 2,291,945	$ 2,327,162	$ 2,436,713	$ 2,497,259	$ 2,501,614	(1.51)%		(8.38)%		$ 2,351,410	$ 2,368,541	(0.72)%
Investment securities	229,906	215,713	193,364	204,968	213,039	6.58		7.92		213,128	222,285	(4.12)
Other earning assets	689,084	577,939	339,480	147,014	163,159	19.23		NM		536,781	103,283	NM
Total earning assets	3,210,935	3,120,814	2,969,557	2,849,241	2,877,812	2.89		11.58		3,101,319	2,694,109	15.11
Investment in STM - Held for sale	12,621	12,728	12,629	12,168	9,453					12,659	6,601
Other assets	230,116	226,836	228,108	240,063	246,831	1.45		(6.77)		228,361	246,703	(7.43)
Total assets	$ 3,453,672	$ 3,360,378	$ 3,210,294	$ 3,101,472	$ 3,134,096	2.78%		10.20%		$ 3,342,339	$ 2,947,413	13.40%

Liabilities and stockholders' equity
Demand deposits	$ 547,500	$ 516,877	$ 477,812	$ 459,830	$ 452,500	5.92%		20.99%		$ 514,318	$ 401,616	28.06%
Interest-bearing liabilities:
NOW and other demand accounts	920,203	867,499	773,768	688,125	451,583	6.08		103.77		854,360	412,083	107.33
Money market accounts	744,280	719,925	653,443	569,223	504,887	3.38		47.42		706,215	487,791	44.78
Savings accounts	213,859	206,507	192,252	182,434	176,305	3.56		21.30		204,286	162,575	25.66
Time deposits	380,233	409,247	465,945	525,607	590,263	(7.09)		(35.58)		418,161	685,253	(38.98)
Total Deposits	2,806,075	2,720,055	2,563,219	2,425,219	2,175,538	3.16		28.98		2,697,340	2,149,318	25.50
Borrowings	215,670	217,890	226,398	260,493	547,182	(1.02)		(60.59)		219,947	390,856	(43.73)
Total Funding	3,021,745	2,937,945	2,789,617	2,685,712	2,722,720	2.85		10.98		2,917,287	2,540,174	14.85
Other Liabilities	21,718	21,628	25,539	26,588	25,869	0.42		(16.05)		22,947	24,055	(4.61)
Stockholders' equity	410,209	400,805	395,138	389,172	385,507	2.35		6.41		402,105	383,184	4.94
Total liabilities and stockholders' equity	$ 3,453,672	$ 3,360,378	$ 3,210,294	$ 3,101,472	$ 3,134,096	2.78%		10.20%		$ 3,342,339	$ 2,947,413	13.40%

Memo: Average PPP loans	$ 191,504	$ 294,019	$ 333,145	$ 332,080	$ 335,653	(34.87)%		(42.95)%		$ 272,371	$ 176,717	54.13%

Net Interest Income
Loans	$ 26,181	$ 25,182	$ 28,957	$ 30,596	$ 27,266	3.97%		(3.98)%		$ 80,320	$ 81,051	(0.90)%
Investment securities	1,083	1,073	1,042	993	1,129	0.93		(4.07)		3,198	3,737	(14.42)
Other earning assets	537	376	309	330	312	42.82		72.12		1,222	1,072	13.99
Total Earning Assets	27,801	26,631	30,308	31,919	28,707	4.39		(3.16)		84,740	85,860	(1.30)

Non-interest bearing DDA	-	-	-	-	-	-		-		-	-	-
NOW and other interest-bearing demand accounts	1,062	1,022	1,093	1,167	807	3.91		31.60		3,178	2,338	35.93
Money market accounts	1,056	1,153	1,085	984	800	(8.41)		32.00		3,294	3,204	2.81
Savings accounts	165	157	142	137	130	5.10		26.92		464	353	31.44
Time deposits	877	1,057	1,496	2,038	2,620	(17.03)		(66.53)		3,429	10,111	(66.09)
Total Deposit Costs	3,160	3,389	3,816	4,326	4,357	(6.76)		(27.47)		10,365	16,006	(35.24)

Other Borrowings	1,434	1,442	1,537	1,939	1,352	(0.55)		6.07		4,413	3,868	14.09
Total Funding Costs	4,594	4,831	5,353	6,265	5,709	(4.91)		(19.53)		14,778	19,874	(25.64)

Net Interest Income	$ 23,207	$ 21,800	$ 24,955	$ 25,654	$ 22,998	6.45%		0.91%		$ 69,962	$ 65,986	6.03%

Memo: SBA PPP loan interest and fee income	$ 3,146	$ 2,559	$ 5,778	$ 5,725	$ 2,233	22.94%		40.89%		$ 11,483	$ 2,745	NM	%
Memo: SBA PPP loan funding costs	$ 169	$ 257	$ 288	$ 498	$ 174	(34.24)%		(2.87)%		$ 713	$ 258	176.36%

Net Interest Margin
Loans	4.53%	4.34%	4.82%	4.87%	4.34%	19	bps	19	bps	4.57%	4.57%	-	bps
Investments	1.87%	2.00%	2.19%	1.93%	2.11%	(13)		(24)		2.01%	2.25%	(24)
Other Earning Assets	0.31%	0.26%	0.37%	0.89%	0.76%	5		(45)		0.30%	1.39%	(109)
Total Earning Assets	3.44%	3.42%	4.14%	4.46%	3.97%	2		(53)		3.65%	4.26%	(61)
												-
NOW	0.46%	0.47%	0.57%	0.67%	0.71%	(1)		(25)		0.50%	0.76%	(26)
MMDA	0.56%	0.64%	0.67%	0.69%	0.63%	(8)		(7)		0.62%	0.88%	(26)
Savings	0.31%	0.30%	0.30%	0.30%	0.29%	1		2		0.30%	0.29%	1
CDs	0.92%	1.04%	1.30%	1.54%	1.77%	(12)		(85)		1.10%	1.97%	(87)
Cost of Interest Bearing Deposits	0.56%	0.62%	0.74%	0.88%	1.01%	(6)		(45)		0.63%	1.22%	(59)
Cost of Deposits	0.45%	0.50%	0.60%	0.71%	0.80%	(5)		(35)		0.51%	0.99%	(48)
												-
Other Funding	2.64%	2.65%	2.75%	2.96%	0.98%	(1)		166		2.68%	1.32%	136
Total Cost of Funds	0.57%	0.66%	0.78%	0.93%	0.83%	(9)		(26)		0.68%	1.05%	(37)

Net Interest Margin	2.87%	2.80%	3.41%	3.58%	3.18%	7		(31)		3.02%	3.27%	(25)
Net Interest Spread	2.83%	2.76%	3.36%	3.53%	3.14%	7		(31)		2.98%	3.21%	(23)

Memo: Excluding SBA PPP loans
Loans	4.35%	4.46%	4.47%	4.57%	4.60%	(11)	bps	(25)	bps	4.43%	4.77%	(34)	bps
Total Earning Assets	3.24%	3.42%	3.77%	4.14%	4.14%	(18)		(90)		3.46%	4.40%	(94)
Net Interest Margin*	2.66%	2.77%	2.99%	3.23%	3.28%	(11)		(62)		2.80%	3.36%	(56)

*Net interest margin excluding the effect of SBA PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands, except per share data)	For Three Months Ended:					For Nine Months Ended:

Reconciliation of Non-GAAP items:	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	3Q 2021	3Q 2020
Net income from continuing operations	$ 6,216	$ 8,804	$ 8,352	$ 7,037	$ 6,532	$ 23,366	$ 7,761
Non-GAAP adjustments to Net Income from continuing operations:
Management Restructure / Recruiting	-	-	200	843	-	-	4,899
Branch Closures	-	-	-	-	-	-	479
(Gain or recovery) / loss on securities	-	-	-	(2,964)	-	-	-
Brand Initiative / Renaming	-	-	-	1,000	-	-	-
Extraordinary PPP income and expense	-	-	-	(2,177)	-	-	-
Other loss and related legal expenses	-	-	-	-	-	-	-
Income tax effect	-	-	(43)	729	-	-	(1,076)
Net Income from continuing operations adjusted for nonrecurring income and expenses	$ 6,216	$ 8,804	$ 8,509	$ 4,468	$ 6,532	$ 23,366	$ 12,063

Net income from continuing operations	$ 6,216	$ 8,804	$ 8,352	$ 7,037	$ 6,532	$ 23,366	$ 7,761
Income tax expense	1,697	2,434	2,301	2,358	1,647	6,438	1,956
Provision for credit losses (incl. unfunded commitment expense)	615	(4,066)	(661)	3,481	2,000	(4,502)	16,349
Pre-tax pre-provision earnings from continuing operations	$ 8,528	$ 7,172	$ 9,992	$ 12,876	$ 10,179	$ 25,302	$ 26,066
Effect of adjustment for nonrecurring income and expenses	-	-	200	(3,298)	-	-	5,378
Pre-tax pre-provision operating earnings from continuing operations	$ 8,528	$ 7,172	$ 10,192	$ 9,578	$ 10,179	$ 25,302	$ 31,444

Return on average assets from continuing operations	0.72%	1.05%	1.06%	0.91%	0.83%	0.94%	0.35%
Effect of adjustment for nonrecurring income and expenses	0.00%	0.00%	0.02%	(0.33%)	0.00%	0.00%	0.20%
Operating return on average assets from continuing operations	0.72%	1.05%	1.08%	0.58%	0.83%	0.94%	0.55%

Return on average assets from continuing operations	0.72%	1.05%	1.06%	0.91%	0.83%	0.94%	0.35%
Effect of tax expense	0.20%	0.29%	0.29%	0.30%	0.21%	0.26%	0.09%
Effect of provision for credit losses	0.07%	(0.49%)	(0.08%)	0.45%	0.25%	(0.18%)	0.74%
Pre-tax pre-provision return on average assets from continuing operations	0.98%	0.86%	1.27%	1.66%	1.30%	1.02%	1.18%
Effect of adjustment for nonrecurring income and expenses	0.00%	0.00%	0.03%	(0.42%)	0.00%	0.00%	0.24%
Pre-tax pre-provision operating return on average assets from continuing operations	0.98%	0.86%	1.29%	1.23%	1.30%	1.02%	1.43%

Return on average equity from continuing operations	6.01%	8.81%	8.57%	7.19%	6.74%	7.77%	2.71%
Effect of adjustment for nonrecurring income and expenses	0.00%	0.00%	0.16%	(2.63%)	0.00%	0.00%	1.50%
Operating return on average equity from continuing operations	6.01%	8.81%	8.73%	4.57%	6.74%	7.77%	4.20%
Effect of goodwill and other intangible assets	2.12%	3.22%	3.26%	1.75%	2.63%	2.83%	1.66%
Operating return on average tangible equity from continuing operations	8.13%	12.03%	12.00%	6.32%	9.37%	10.60%	5.87%

Efficiency ratio from continuing operations	65.25%	71.24%	66.20%	59.75%	60.08%	67.46%	65.36%
Effect of adjustment for nonrecurring income and expenses	0.00%	0.00%	(0.73%)	0.00%	0.00%	0.00%	(7.15%)
Operating efficiency ratio from continuing operations	65.25%	71.24%	65.47%	59.75%	60.08%	67.46%	58.21%

Book value per share	$ 16.63	$ 16.59	$ 16.22	$ 16.03	$ 15.96	$ 16.63	$ 15.96
Effect of goodwill and other intangible assets	(4.35)	(4.37)	(4.38)	(4.43)	(4.43)	(4.34)	(4.44)
Tangible book value per share	$ 12.28	$ 12.22	$ 11.84	$ 11.60	$ 11.53	$ 12.28	$ 11.53

Stockholders' equity	$ 408,629	$ 406,940	$ 397,986	$ 390,554	$ 388,983	$ 408,629	$ 388,983
Less goodwill and other intangible assets	(106,757)	(107,098)	(107,439)	(107,780)	(108,122)	(106,757)	(108,122)
Tangible common equity	$ 301,872	$ 299,842	$ 290,547	$ 282,774	$ 280,861	$ 301,872	$ 280,861

Equity to assets	11.83%	11.99%	11.95%	12.64%	12.33%	11.83%	12.33%
Effect of goodwill and other intangible assets	(2.81%)	(2.87%)	(2.94%)	(3.16%)	(3.11%)	(2.81%)	(3.11%)
Tangible common equity to tangible assets	9.02%	9.12%	9.01%	9.49%	9.22%	9.02%	9.22%

Net interest margin	2.87%	2.80%	3.41%	3.58%	3.18%	3.02%	3.27%
Effect of adjustment for PPP associated balances*	(0.21%)	(0.03%)	(0.42%)	(0.35%)	0.10%	(0.22%)	0.09%
Net interest margin excluding PPP	2.66%	2.77%	2.99%	3.23%	3.28%	2.80%	3.36%

*Net interest margin excluding the effect of PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods